UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 2, 2011

Commission File Number: 333-169014

American Energy Development Corp.
(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation or organization)	27-2304001 (I.R.S. Employer Identification No.)

1230 Avenue of the Americas, 7th Floor, New York, NY 10020 (Address of principal executive offices) (888) 542-7720 (Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03 Creation of a Direct Financial Obligation.

On December 2, 2011, American Energy Development Corp. (the “Registrant”) issued a promissory note (the “Promissory Note”) with the Registrant’s Chief Financial Officer, Joel Felix (“Felix”), pursuant to which Felix agreed to lend the Registrant an aggregate of $109,961.50 in exchange for the Promissory Note.  The Promissory Note is due on June 2, 2012, or upon default, whichever is earlier, and bears interest at the annual rate of 5%.  This brief description of the Promissory Note is only a summary of the material terms and is qualified in its entirety by reference to the full text of the form of Promissory Note as attached in Exhibit 10.1 to this Current Report on Form 8-K.

Item 7.01 Regulation FD Disclosure.

On December 2, 2011, the Registrant issued a press release to announce that the Registrant has successfully finished the well completion and production equipment installation on the Brown #2-12 Well in the Dansville prospect, located in Ingham County, Michigan.  A copy of the release is attached as Exhibit 99.1.

This information shall not be deemed “filed” for purposes of Section 18 of the Securities and Exchange Act 1934, as amended, and is not incorporated by reference into any filing of the Registrant, whether made before or after the date of this report, regardless of any general incorporation language in the filing, except to the extent expressly set forth by specific reference in such a filing.

Item 9.01 Exhibits.

(d) Exhibits.

The following exhibit is filed with this Current Report on Form 8-K.

Exhibit Number	Description of Exhibit

10.1	Form of Promissory Note.
99.1	Press Release dated December 2, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

December 6, 2011	American Energy Development Corp.

	By:	/s/ Joel Felix
Joel Felix
Chief Financial Officer